EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Richard C. Pfenniger, Jr. Stock Option Plan of Whitman Education Group, Inc. of our report dated May 1, 1998 (except for the 6th paragraph of note 8, as to which the date is May 29, 1998), with respect to the consolidated financial statements of Whitman Education Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

                                            /S/  ERNST & YOUNG LLP

November 13, 1998
Miami, Florida